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Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.


                                                                   EXHIBIT 10.22

                            MEMORANDUM OF UNDERSTANDING

         The following Memorandum of Understanding describes the terms and conditions of a proposed e-commerce relationship (the "Relationship") between ZapMe! Corporation, a California corporation located at 3000 Executive Parkways, San Ramon, CA 04583 ("ZapMe!"), and School Specialty, Inc., a Wisconsin corporation located at 1000 North Bluemound Drive, Appleton, WI 54914 ("SSI"). This term sheet is preliminary, is subject to modification in the course of negotiations between ZapMe! and SSI, and further is subject to entering into definitive documentation expressing the final Relationship.

ZAPME: ZapMe! is in the business of, among other things, installing into schools computer systems ("ZapMe Systems") which run the ZapMe!-TM- netspace (the "ZapMe Netspace"), a networked graphical user interface software and Internet content delivery package linked together by satellite. The ZapMe Netspace is used by students, parents, teachers and school administrators.

SSI: SSI is in the business of selling supplies to schools and teachers, and operates an e-commerce service that permits these transactions to be conducted over the Internet.

PURPOSE OF                     ZapMe and SSI are entering into the
   RELATIONSHIP:               Relationship in order that SSI will
                               be the preferred e-commerce supplier
                               of non-technology school supplies and
                               materials over the ZapMe Netspace to
                               schools, teachers and school
                               administrators through ZapMe Systems.

TERM: The Relationship shall continue for an initial period of 2 years, and will be automatically renewed thereafter for successive one year periods unless either party provides written notice to the other 30 days prior to expiration of the then prevailing Term that it intends to terminate the Relationship.

INTEGRATION:                   ZapMe will integrate the SSI e-commerce system
                               into the ZapMe Netspace so that SSI products may be purchased directly over ZapMe Systems. The SSI link will be prominently featured on the teacher and administrator versions of the ZapMe Netspace.
                               ZapMe and SSI will jointly develop the necessary ordering and billing software necessary to ensure that ordering SSI products over the ZapMe
                               Netspace is secure, convenient, safe and easy.

PRODUCTS COVERED:              All products available for purchase from SSI.

FULFILLMENT:                   SSI will be responsible for fulfilling all orders
                               for SSI product, and will further be responsible for all non-electronic invoicing and all collection activities.

SPONSORSHIP:                   SSI agrees to become a sponsor of the ZapMe
                               Netspace in an amount and on terms to be agreed on during the Term.

ZAPME! FEE:                    SSI will pay to ZapMe [*] of the published list
                               price (or the published special price, if applicable) for all SSI products that are ordered AT THAT price using a ZapMe System
                               (the "Fee").

ZAPPOINTS-TM-:                 SSI will participate in ZapMe's ZapPoints
                               program, designed to reward certain behavior within the ZapMe Netspace. Under this program, ZapMe users and schools


----------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

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                               will be encouraged to be active
                               members of the ZapMe Network by
                               earning ZapPoints. ZapPoints may be
                               redeemed by ZapMe users for various
                               items, and schools may also be
                               rewarded with ZapPoints redeemable
                               for goods to be provided by SSI.

DEVELOPMENT:                   ZapMe and SSI will jointly collaborate on the
                               development of the systems and software necessary to ensure that the ZapMe/SSS e-commerce offering described herein shall be effectively incorporated into the ZapMe! Netspace. The allocation of expenses incurred in connection therewith shall be as agreed on by the parties in light of the respective allocation of responsibilities. In the absence of any such agreement, each party shall bear their respective costs of development and implementation, and shall share equally any third party costs and expenses (including any licenses that may be required to operate the service).

ZapMe! Corporation
By:      /S/ Bruce D. Bower
         -----------------------
         Bruce D. Bower
         VP Business Development

School Specialties, Inc.
By:      /S/ Dan Spalding
         -----------------------
         Dan Spalding
         CEO